As filed with the Securities and Exchange Commission on November 7, 2025

Registration No. 333-92477

Registration No. 333-92479

Registration No. 333-43490

Registration No. 333-48830

Registration No. 333-72774

Registration No. 333-104863

Registration No. 333-122072

Registration No. 333-122073

Registration No. 333-129174

Registration No. 333-136902

Registration No. 333-136903

Registration No. 333-148927

Registration No. 333-149547

Registration No. 333-156980

Registration No. 333-156981

Registration No. 333-164515

Registration No. 333-164516

Registration No. 333-171874

Registration No. 333-179217

Registration No. 333-179218

Registration No. 333-191972

Registration No. 333-191973

Registration No. 333-198381

Registration No. 333-215828

Registration No. 333-221173

Registration No. 333-221174

Registration No. 333-249734

Registration No. 333-275274

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-92477

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-92479

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-43490

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-48830

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-72774

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-104863

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-122072

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-122073

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-129174

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-136902

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-136903

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-148927

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-149547

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-156980

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-156981

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-164515

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-164516

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-171874

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-179217

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-179218

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-191972

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-191973

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-198381

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-215828

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-221173

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-221174

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-249734

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-275274

UNDER

THE SECURITIES ACT OF 1933

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-1572719
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Silicon Drive Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

CREE RESEARCH, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

CREE RESEARCH, INC. AMENDED AND RESTATED EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED)

NITRES, INC. 1999 STOCK OPTION/ISSUANCE PLAN

CREE, INC. FISCAL 2001 STOCK OPTION BONUS PLAN

CREE, INC. 2001 NONQUALIFIED STOCK OPTION PLAN

CREE, INC. FISCAL 2002 STOCK OPTION BONUS PLAN

CREE, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

CREE, INC. AMENDED AND RESTATED EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED)

CREE, INC. 2004 LONG-TERM INCENTIVE COMPENSATION PLAN (AS AMENDED)

INTRINSIC SEMICONDUCTOR CORPORATION 2003 EQUITY INCENTIVE PLAN

LED LIGHTING FIXTURES, INC. 2006 STOCK PLAN

CREE, INC. NON-EMPLOYEE DIRECTOR STOCK COMPENSATION AND DEFERRAL PROGRAM

CREE, INC. 2005 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED)

WOLFSPEED, INC. 2013 LONG-TERM INCENTIVE COMPENSATION PLAN

CREE, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN

WOLFSPEED, INC. 2023 LONG-TERM INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Gregor van Issum

Chief Financial Officer

Wolfspeed, Inc.

4600 Silicon Drive

Durham, North Carolina 27703

(Name and address of agent for service)

(919) 407-5300

(Telephone number, including area code, of agent for service)

Copy to:

Melissa Garrett, Esq.

Wolfspeed, Inc.

4600 Silicon Drive

Durham, North Carolina 27703

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (these “Post-Effective Amendments”) are being filed by Wolfspeed, Inc., a Delaware corporation (the “Company”), to deregister and terminate all securities registered but unsold or otherwise unissued under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), each as amended or supplemented to date, as of the date hereof:

•

Registration Statement on Form S-8 (No. 333-92477), originally filed with the SEC on December 10, 1999, registering 300,000 shares of common stock of the Company (“Common Stock”) under the Cree Research, Inc. 1999 Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (No. 333-92479), originally filed with the SEC on December 10, 1999, registering 4,800,000 shares of Common Stock under the Cree Research, Inc. Amended and Restated Equity Compensation plan (as amended and restated);

•	Registration Statement on Form S-8 (No. 333-43490), originally filed with the SEC on August 10, 2000, registering 136,543 shares of Common Stock under the Nitres, Inc. 1999 Stock Option/Issuance Plan;

•

Registration Statement on Form S-8 (No. 333-48830), originally filed with the SEC on October 27, 2000, registering 300,000 shares of Common Stock under the Cree, Inc. Fiscal 2001 Stock Option Bonus Plan;

•

Registration Statement on Form S-8 (No. 333-72774), originally filed with the SEC on November 5, 2001 registering 600,000 shares of Common Stock under the Cree, Inc. Fiscal 2002 Stock Option Bonus Plan, and 3,000,000 shares of Common Stock under the Cree, Inc. 2001 Nonqualified Stock Option Plan;

•	Registration Statement on Form S-8 (No. 333-104863), originally filed with the SEC on April 30, 2003, registering 750,000 shares of Common Stock under the Cree, Inc. 1999 Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (No. 333-122072), originally filed with the SEC on January 14, 2005, registering 5,358,777 shares of Common Stock under the Cree, Inc. Amended and Restated Equity Compensation Plan (as amended and restated);

•

Registration Statement on Form S-8 (No. 333-122073), originally filed with the SEC on January 14, 2005, registering 1,901,023 shares of Common Stock under the Cree, Inc. 2004 Long-Term Incentive Compensation Plan;

•

Registration Statement on Form S-8 (No. 333-129174), originally filed with the SEC on October 21, 2005, registering 600,000 shares of Common Stock under the Cree, Inc. 2005 Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (No. 333-136902), originally filed with the SEC on August 25, 2006, registering 191,133 shares of Common Stock under the Intrinsic Semiconductor Corporation 2003 Equity Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-136903), originally filed with the SEC on August 25, 2006, registering 2,000,000 shares of Common Stock under the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (as amended);

•

Registration Statement on Form S-8 (No. 333-148927), originally filed with the SEC on January 29, 2008, registering 3,537,989 shares of Common Stock under the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (as amended);

•	Registration Statement on Form S-8 (No. 333-149547), originally filed with the SEC on March 5, 2008, registering 322,152 shares of Common Stock under the LED Lighting Fixtures, Inc. 2006 Stock Plan;

•

Registration Statement on Form S-8 (No. 333-156980), originally filed with the SEC on January 27, 2009, registering 900,000 shares of Common Stock under the 2005 Employee Stock Purchase Plan (as amended);

•

Registration Statement on Form S-8 (No. 333-156981), originally filed with the SEC on January 27, 2009, registering 3,156,264 shares of Common Stock under the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (as amended);

•

Registration Statement on Form S-8 (No. 333-164515), originally filed with the SEC on January 26, 2010, registering 3,076,394 shares of Common Stock under the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (as amended);

•

Registration Statement on Form S-8 (No. 333-164516), originally filed with the SEC on January 26, 2010, registering 100,000 shares of Common Stock under the Cree, Inc. Non-Employee Director Stock Compensation and Deferral Program;

•

Registration Statement on Form S-8 (No. 333-171874), originally filed with the SEC on January 26, 2011, registering 3,130,595 shares of Common Stock under the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (as amended);

•

Registration Statement on Form S-8 (No. 333-179217), originally filed with the SEC on January 27, 2012, registering 1,000,000 shares of Common Stock under the Cree, Inc. 2005 Employee Stock Purchase Plan (as amended);

•

Registration Statement on Form S-8 (No. 333-179218), originally filed with the SEC on January 27, 2012, registering 4,081,050 shares of Common Stock under the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (as amended);

•

Registration Statement on Form S-8 (No. 333-191972), originally filed with the SEC on October 29, 2013, registering 2,000,000 shares of Common Stock under the Cree, Inc. 2005 Employee Stock Purchase Plan (as amended);

•

Registration Statement on Form S-8 (No. 333-191973), originally filed with the SEC on October 29, 2013, registering 2,500,000 shares of Common Stock under the Wolfspeed, Inc. 2013 Long-Term Incentive Compensation Plan, as amended pursuant to a Post-Effective Amendment No. 1 filed with the SEC on November 2, 2023 to register unused shares under the Wolfspeed, Inc. 2013 Long-Term Incentive Compensation Plan for issuance under the Wolfspeed, Inc. 2023 Long-Term Incentive Compensation Plan;

•

Registration Statement on Form S-8 (No. 333-198381), originally filed with the SEC on August 27, 2014, registering 4,839,114 shares of Common Stock under the Wolfspeed, Inc. 2013 Long-Term Incentive Compensation Plan, as amended pursuant to a Post-Effective Amendment No. 1 filed with the SEC on November 2, 2023 to register unused shares under the Wolfspeed, Inc. 2013 Long-Term Incentive Compensation Plan for issuance under the Wolfspeed, Inc. 2023 Long-Term Incentive Compensation Plan;

•

Registration Statement on Form S-8 (No. 333-215828), originally filed with the SEC on January 31, 2017, registering 6,553,127 shares of Common Stock under the Wolfspeed, Inc. 2013 Long-Term Incentive Compensation Plan, as amended pursuant to a Post-Effective Amendment No. 1 filed with the SEC on November 2, 2023 to register unused shares under the Wolfspeed, Inc. 2013 Long-Term Incentive Compensation Plan for issuance under the Wolfspeed, Inc. 2023 Long-Term Incentive Compensation Plan;

•

Registration Statement on Form S-8 (No. 333-221173), originally filed with the SEC on October 27, 2017, registering 2,500,000 shares of Common Stock under the Cree, Inc. 2005 Employee Stock Purchase Plan (as amended);

•

Registration Statement on Form S-8 (No. 333-221174), originally filed with the SEC on October 27, 2017, registering 1,536,236 shares of Common Stock under the Wolfspeed, Inc. 2013 Long-Term Incentive Compensation Plan, as amended pursuant to a Post-Effective Amendment No. 1 filed with the SEC on November 2, 2023 to register unused shares under the Wolfspeed, Inc. 2013 Long-Term Incentive Compensation Plan for issuance under the Wolfspeed, Inc. 2023 Long-Term Incentive Compensation Plan;

•

Registration Statement on Form S-8 (No. 333-249734), originally filed with the SEC on October 29, 2020, registering 6,000,000 shares of Common Stock under the Cree, Inc. 2020 Employee Stock Purchase Plan; and

•

Registration Statement on Form S-8 (No. 333-275274), originally filed with the SEC on November 2, 2023, registering 3,500,000 shares of Common Stock under the Wolfspeed, Inc. 2023 Long-Term Incentive Compensation Plan.

As previously disclosed, on June 30, 2025, the Company and its wholly owned subsidiary, Wolfspeed Texas LLC, filed voluntary petitions commencing cases (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”) to implement a prepackaged chapter 11 plan of reorganization (the “Plan”). On September 8, 2025, the Court entered the Order (I) Approving the Disclosure Statement, (II) Confirming Joint Prepackaged Chapter 11 Plan of Reorganization of Wolfspeed, Inc. and its Debtor Affiliate, and (III) Approving Entry into the Backstop Agreement (Docket No. 285) confirming the Plan. In connection with the foregoing, the offerings pursuant to the Registration Statements are being terminated. On September 29, 2025, the conditions to the effectiveness of the Plan were satisfied or waived, the Plan became effective, and the Company emerged from the Chapter 11 Cases.

In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration all securities that were registered but unsold or otherwise unissued under each of the Registration Statements as of the date hereof. As of the date hereof, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, 7th day of November, 2025.

WOLFSPEED, INC.

By:	/s/ Gregor van Issum
Gregor van Issum
Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.